Exhibit 4.1

ENTERGY LOUISIANA, LLC
(successor to Entergy Louisiana, LLC)

TO

THE BANK OF NEW YORK MELLON
(successor to The Chase National Bank of the City of New York)

As Trustee under Entergy Louisiana, LLC’s Mortgage and Deed of Trust dated as of April 1, 1944

________________

Eighty-second Supplemental Indenture

Relating to the Transfer of the Mortgaged and Pledged Property
to Entergy Louisiana, LLC (formerly Entergy Louisiana Power, LLC)

Dated as of October 1, 2015

EIGHTY-SECOND SUPPLEMENTAL INDENTURE
Indenture, dated as of October 1, 2015, between ENTERGY LOUISIANA, LLC, a limited liability company of the State of Texas (formerly Entergy Louisiana Power, LLC and hereinafter sometimes called the “Company”), as successor to ENTERGY LOUISIANA, LLC, a limited liability company of the State of Texas organized on December 31, 2005 (hereinafter sometimes called the “Predecessor Company”), successor to ENTERGY LOUISIANA, INC., a corporation of the State of Louisiana converted to a corporation of the State of Texas on December 31, 2005 (hereinafter sometimes called the “Louisiana Company”), which was the successor by merger to LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Florida (hereinafter sometimes called the “Florida Company”), whose post office address is 446 North Boulevard, Baton Rouge, Louisiana 70802, and THE BANK OF NEW YORK MELLON, a New York banking corporation (successor to THE CHASE NATIONAL BANK OF THE CITY OF NEW YORK) whose principal office is located at 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of April 1, 1944 (hereinafter called the “Mortgage”), which Mortgage was executed and delivered by the Florida Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter called the “Eighty-second Supplemental Indenture”) being supplemental thereto;
WHEREAS, the Mortgage was recorded in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this Eighty-second Supplemental Indenture is to be recorded; and
WHEREAS, by the Mortgage, the Florida Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and
WHEREAS, the Florida Company executed and delivered the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	March 1, 1948
Second Supplemental Indenture	November 1, 1950
Third Supplemental Indenture	September 1, 1953
Fourth Supplemental Indenture	October 1, 1954
Fifth Supplemental Indenture	January 1, 1957
Sixth Supplemental Indenture	April 1, 1960
Seventh Supplemental Indenture	June 1, 1964
Eighth Supplemental Indenture	March 1, 1966
Ninth Supplemental Indenture	February 1, 1967
Tenth Supplemental Indenture	September 1, 1967
Eleventh Supplemental Indenture	March 1, 1968
Twelfth Supplemental Indenture	June 1, 1969
Thirteenth Supplemental Indenture	December 1, 1969
Fourteenth Supplemental Indenture	November 1, 1970
Fifteenth Supplemental Indenture	April 1, 1971
Sixteenth Supplemental Indenture	January 1, 1972
Seventeenth Supplemental Indenture	November 1, 1972
Eighteenth Supplemental Indenture	June 1, 1973
Nineteenth Supplemental Indenture	March 1, 1974
Twentieth Supplemental Indenture	November 1, 1974

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and
WHEREAS, the Florida Company was merged into the Louisiana Company on February 28, 1975, and the Louisiana Company thereupon executed and delivered a Twenty-first Supplemental Indenture, dated as of March 1, 1975, pursuant to which the Louisiana Company, among other things, assumed and agreed duly and punctually to pay the principal of and interest on the bonds at the time issued and outstanding under the Mortgage, as then supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage as so supplemented, and duly and punctually to observe, perform and fulfill all of the covenants and conditions of the Mortgage, as so supplemented, to be kept or performed by the Florida Company, and said Twenty-first Supplemental Indenture was recorded in various Parishes in the State of Louisiana; and
WHEREAS, the Louisiana Company has succeeded to and has been substituted for the Florida Company under the Mortgage with the same effect as if it had been named as mortgagor corporation therein; and
WHEREAS, the Louisiana Company executed and delivered the following supplemental indentures:

Designation	Dated as of
Twenty-second Supplemental Indenture	September 1, 1975
Twenty-third Supplemental Indenture	December 1, 1976
Twenty-fourth Supplemental Indenture	January 1, 1978
Twenty-fifth Supplemental Indenture	July 1, 1978
Twenty-sixth Supplemental Indenture	May 1, 1979
Twenty-seventh Supplemental Indenture	November 1, 1979
Twenty-eighth Supplemental Indenture	December 1, 1980
Twenty-ninth Supplemental Indenture	April 1, 1981
Thirtieth Supplemental Indenture	December 1, 1981
Thirty-first Supplemental Indenture	March 1, 1983
Thirty-second Supplemental Indenture	September 1, 1983
Thirty-third Supplemental Indenture	August 1, 1984
Thirty-fourth Supplemental Indenture	November 1, 1984
Thirty-fifth Supplemental Indenture	December 1, 1984
Thirty-sixth Supplemental Indenture	December 1, 1985
Thirty-seventh Supplemental Indenture	April 1, 1986
Thirty-eighth Supplemental Indenture	November 1, 1986
Thirty-ninth Supplemental Indenture	May 1, 1988
Fortieth Supplemental Indenture	December 1, 1988
Forty-first Supplemental Indenture	April 1, 1990
Forty-second Supplemental Indenture	June 1, 1991
Forty-third Supplemental Indenture	April 1, 1992
Forty-fourth Supplemental Indenture	July 1, 1992
Forty-fifth Supplemental Indenture	December 1, 1992
Forty-sixth Supplemental Indenture	March 1, 1993
Forty-seventh Supplemental Indenture	May 1, 1993
Forty-eighth Supplemental Indenture	December 1, 1993
Forty-ninth Supplemental Indenture	July 1, 1994
Fiftieth Supplemental Indenture	September 1, 1994
Fifty-first Supplemental Indenture	March 1, 1996
Fifty-second Supplemental Indenture	March 1, 1998
Fifty-third Supplemental Indenture	March 1, 1999
Fifty-fourth Supplemental Indenture	June 1, 1999
Fifty-fifth Supplemental Indenture	May 15, 2000
Fifty-sixth Supplemental Indenture	March 1, 2002
Fifty-seventh Supplemental Indenture	March 1, 2004
Fifty-eighth Supplemental Indenture	October 1, 2004
Fifty-ninth Supplemental Indenture	October 15, 2004
Sixtieth Supplemental Indenture	May 1, 2005
Sixty-first Supplemental Indenture	August 1, 2005
Sixty-second Supplemental Indenture	October 1, 2005
Sixty-third Supplemental Indenture	December 15, 2005
which supplemental indentures were recorded in various Parishes in the State of Louisiana; and
WHEREAS, the Louisiana Company converted into a Texas limited liability company and, pursuant to a Plan of Merger by which the Company and Entergy Louisiana Properties, LLC were created (the “Merger Documents”), underwent a merger by division pursuant to which, among other things, all the Mortgaged and Pledged Property, subject to the Lien of the Mortgage, and all of the rights, obligations and duties of the Louisiana Company under the Mortgage, were allocated to the Predecessor Company on December 31, 2005, and the Predecessor Company thereupon executed and delivered a Sixty-fourth Supplemental Indenture, effective as of January 1, 2006, pursuant to which the Predecessor Company, among other things, assumed and agreed duly and punctually to pay the principal of and interest on the bonds at the time issued and outstanding under the Mortgage, as then supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage as so supplemented, and duly and punctually to observe, perform and fulfill all of the covenants and conditions of the Mortgage, as so supplemented, to be kept or performed by the Louisiana Company, and said Sixty-fourth Supplemental Indenture was recorded in various Parishes in the State of Louisiana; and
WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and
WHEREAS, the Predecessor Company executed and delivered the following supplemental indentures:

Designation	Dated as of
Sixty-fifth Supplemental Indenture	August 1, 2008
Sixty-sixth Supplemental Indenture	November 1, 2009
Sixty-seventh Supplemental Indenture	March 1, 2010
Sixty-eighth Supplemental Indenture	September 1, 2010
Sixty-ninth Supplemental Indenture	October 1, 2010
Seventieth Supplemental Indenture	November 1, 2010
Seventy-first Supplemental Indenture	March 1, 2011
Seventy-second Supplemental Indenture	April 30, 2011
Seventy-third Supplemental Indenture	December 1, 2011
Seventy-fourth Supplemental Indenture	January 1, 2012
Seventy-fifth Supplemental Indenture	July 1, 2012
Seventy-sixth Supplemental Indenture	December 1, 2012
Seventy-seventh Supplemental Indenture	May 1, 2013
Seventy-eighth Supplemental Indenture	August 1, 2013
Seventy-ninth Supplemental Indenture	June 1, 2014
Eightieth Supplemental Indenture	July 1, 2014
Eighty-first Supplemental Indenture	November 1, 2014
which supplemental indentures were or will be recorded in various Parishes in the State of Louisiana and with the Secretary of State of Texas; and
WHEREAS, in addition to the property described in the Mortgage, as supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Florida Company, the Louisiana Company or the Predecessor Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3% Series due 1974	$ 17,000,000	None
3 1/8% Series due 1978	10,000,000	None
3% Series due 1980	10,000,000	None
4% Series due 1983	12,000,000	None
3 1/8% Series due 1984	18,000,000	None
4 3/4% Series due 1987	20,000,000	None
5% Series due 1990	20,000,000	None
4 5/8% Series due 1994	25,000,000	None
5 3/4% Series due 1996	35,000,000	None
5 5/8% Series due 1997	16,000,000	None
6 1/2% Series due September 1, 1997	18,000,000	None
7 1/8% Series due 1998	35,000,000	None
9 3/8% Series due 1999	25,000,000	None
9 3/8% Series due 2000	20,000,000	None
7 7/8% Series due 2001	25,000,000	None
7 1/2% Series due 2002	25,000,000	None
7 1/2% Series due November 1, 2002	25,000,000	None
8% Series due 2003	45,000,000	None
8 3/4% Series due 2004	45,000,000	None
9 1/2% Series due November 1, 1981	50,000,000	None
9 3/8% Series due September 1, 1983	50,000,000	None
8 3/4% Series due December 1, 2006	40,000,000	None
9% Series due January 1, 1986	75,000,000	None
10% Series due July 1, 2008	60,000,000	None
10 7/8% Series due May 1, 1989	45,000,000	None
13 1/2% Series due November 1, 2009	55,000,000	None
15 3/4% Series due December 1, 1988	50,000,000	None
16% Series due April 1, 1991	75,000,000	None
16 1/4% Series due December 1, 1991	100,000,000	None
12% Series due March 1, 1993	100,000,000	None
13 1/4% Series due March 1, 2013	100,000,000	None
13% Series due September 1, 2013	50,000,000	None
16% Series due August 1, 1994	100,000,000	None
14 3/4% Series due November 1, 2014	55,000,000	None
15 1/4% Series due December 1, 2014	35,000,000	None
14% Series due December 1, 1992	60,000,000	None
14 1/4% Series due December 1, 1995	15,000,000	None
10 1/2% Series due April 1, 1993	200,000,000	None
10 3/8% Series due November 1, 2016	280,000,000	None
Series 1988A due September 30, 1988	13,334,000	None
Series 1988B due September 30, 1988	10,000,000	None
Series 1988C due September 30, 1988	6,667,000	None
10.36% Series due December 1, 1995	75,000,000	None

10 1/8% Series due April 1, 2020	100,000,000	None
Environmental Series A due June 1, 2021	52,500,000	None
Environmental Series B due April 1, 2022	20,940,000	None
7.74% Series due July 1, 2002	179,000,000	None
8 1/2% Series due July 1, 2022	90,000,000	None
Environmental Series C due December 1, 2022	25,120,000	None
6% Series due March 1, 2000	100,000,000	None
Environmental Series D due May 1, 2023	34,364,000	None
Environmental Series E due December 1, 2023	25,991,667	None
Environmental Series F due July 1, 2024	21,335,000	None
Collateral Series 1994-A, due July 2, 2017	117,805,000	109,288,604[1]
Collateral Series 1994-B, due July 2, 2017	58,865,000	54,626,323[1]
Collateral Series 1994-C, due July 2, 2017	31,575,000	29,288,144[1]
8 3/4% Series due March 1, 2026	115,000,000	None
6 1/2% Series due March 1, 2008	115,000,000	None
5.80% Series due March 1, 2002	75,000,000	None
Environmental Series G due June 1, 2030	67,200,000	None
8 1/2% Series due June 1, 2003	150,000,000	None
7.60% Series due April 1, 2032	150,000,000	None
5.5% Series due April 1, 2019	100,000,000	None
6.4% Series due October 1, 2034	70,000,000	None
5.09% Series due November 1, 2014	115,000,000	None
4.67% Series due June 1, 2010	55,000,000	None
5.56% Series due September 1, 2015	100,000,000	None
6.3% Series due September 1, 2035	100,000,000	None
5.83% Series due November 1, 2010	150,000,000	None
6.50% Series due September 1, 2018	300,000,000	300,000,000
5.40% Series due November 1, 2024	400,000,000	400,000,000
6.0% Series due March 15, 2040	150,000,000	150,000,000
4.44% Series due January 15, 2026	250,000,000	250,000,000
Environmental Series H due June 1, 2030	119,073,000	119,073,000**
5.875% Series due June 15, 2041	150,000,000	150,000,000
4.80% Series due May 1, 2021	200,000,000	200,000,000
1.1007% Series due December 31, 2012	750,000,000	None
1.875% Series due December 15, 2014	250,000,000	None
5.25% Series due July 1, 2052	200,000,000	200,000,000
3.30% Series due December 1, 2022	200,000,000	200,000,000
4.70% Series due June 1, 2063	100,000,000	100,000,000
4.05% Series due September 1, 2023	325,000,000	325,000,000
5% Series due July 15, 2044	170,000,000	170,000,000
3.78% Series due April 1, 2025	190,000,000	190,000,000
4.95% Series due January 15, 2045	250,000,000	250,000,000

1.	All of which provide equity support for the Owner-Participants in the Waterford 3 Sale-Leaseback transaction and bear no interest.

*
All of which are currently held by the Trustee for the benefit of the holders of $115,000,000 in aggregate principal amount of Louisiana Public Facilities Authority 5% Revenue Bonds (Entergy Louisiana, LLC Project) Series 2010 and bear no interest.

which bonds are also hereinafter sometimes called bonds of the First through Eighty-fifth Series, respectively; and
WHEREAS, the term “corporation” is defined in the Mortgage, as supplemented, to include a limited liability company; and
WHEREAS, subject to the provisions thereof, Section 85 of the Mortgage, as supplemented, permits the Company to merge into any corporation lawfully entitled to acquire or operate the same; and
WHEREAS, Section 86 of the Mortgage, as supplemented, provides, among other things, that if the Predecessor Company shall transfer, subject to the Lien of the Mortgage, all or substantially all the Mortgaged and Pledged Property as an entirety, the successor corporation which shall have received such transfer - upon executing with the Trustee and causing to be recorded an indenture whereby such successor corporation shall assume and agree to pay, duly and punctually, the principal of and interest on the bonds issued under the Mortgage in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage, and shall agree to perform and fulfill all the covenants and conditions of the Mortgage to be kept or performed by the Predecessor Company thereunder - shall succeed to and be substituted for the Predecessor Company with the same effect as if such successor corporation had been named in the Mortgage, and shall have and may exercise under the Mortgage the same powers and rights as the Predecessor Company; and
WHEREAS, Section 86 of the Mortgage, as supplemented, provides, among other things, that in case the Predecessor Company shall transfer, subject to the Lien of the Mortgage, all or substantially all of the Mortgaged and Pledged Property as an entirety to a successor corporation, the indenture described above may also provide for the release and discharge of the Predecessor Company from all obligations under the Mortgage or any bonds issued thereunder which are assumed by such successor corporation; and
WHEREAS, Section 87 of the Mortgage, as supplemented, provides, among other things, that if the Predecessor Company, as permitted by Section 85 of the Mortgage, shall transfer, subject to the Lien of the Mortgage, all or substantially all the Mortgaged and Pledged Property as an entirety, neither the Mortgage nor the indenture with the Trustee to be executed and caused to be recorded by the Company as in Section 86 of the Mortgage provided, shall, unless such indenture shall otherwise provide, become or be or be required to become or be a lien upon any of the properties or franchises then owned or thereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by the Company from the Predecessor Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Mortgage, as supplemented, for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Mortgage, as supplemented, or (2) to maintain the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented, as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Mortgage, as supplemented, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien of the Mortgage, as supplemented, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented; and
WHEREAS, Section 120 of the Mortgage, as supplemented, provides, among other things, that without the consent of any holders of bonds, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, in order to evidence the succession of another corporation to the Predecessor Company and the assumption by any such successor of the covenants of the Company in the Mortgage and in the bonds, all as provided in Article XVI of the Mortgage; and
WHEREAS, effective as of 10:03 A.M. Central Time, October 1, 2015, the Predecessor Company will transfer, subject to the Lien of the Mortgage, all or substantially all the Mortgaged and Pledged Property as an entirety to the Company (the “2015 Transfer”) pursuant to a Plan of Merger between the Predecessor Company and the Company (the “2015 Transfer Documents”), pursuant to which, among other things, the Company will succeed to the ownership of all of the Predecessor Company’s right, title and interest in and to the Mortgaged and Pledged Property as constituted immediately prior to the time that the 2015 Transfer becomes effective and will succeed to all of the Predecessor Company’s duties and obligations under the Mortgage and the bonds outstanding thereunder; and
WHEREAS, the Company is lawfully entitled to acquire and operate the Mortgaged and Pledged Property, and
WHEREAS, pursuant to and in accordance with said Section 86 of the Mortgage, as supplemented, the Company now desires to execute with the Trustee and to cause to be recorded an indenture of the tenor aforesaid; and
WHEREAS, the execution and delivery by the Company of this Eighty-second Supplemental Indenture have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;
NOW, THEREFORE, THIS INDENTURE WITNESSETH: That ENTERGY LOUISIANA, LLC, a limited liability company of the State of Texas organized on July 7, 2015 (formerly Entergy Louisiana Power, LLC and successor to Entergy Louisiana, LLC, a limited liability company of the State of Texas organized on December 31, 2005, which was successor to Entergy Louisiana, Inc., a corporation of the State of Louisiana converted to a corporation of the State of Texas on December 31, 2005), in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect, and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, and in compliance with, in satisfaction of and pursuant to the provisions of Sections 85 and 86 of the Mortgage, as supplemented, (A) hereby assumes and agrees to pay, duly and punctually, the principal of and interest on the bonds issued and now outstanding under the Mortgage, as supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage, as supplemented, and agrees to duly and punctually observe, perform and fulfill all the covenants and conditions of the Mortgage, as supplemented, to be kept or performed by the Predecessor Company thereunder; and (B) hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage, as supplemented) unto The Bank of New York Mellon, as Trustee under the Mortgage, as supplemented, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, (a) all of the Mortgaged and Pledged Property acquired by the Company from the Predecessor Company pursuant to the 2015 Transfer Documents, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Mortgage, as supplemented, for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by this Mortgage, as supplemented, or (2) to maintain the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented, as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Mortgage, as supplemented, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien of the Mortgage, as supplemented, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented.
PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Eighty-second Supplemental Indenture and Mortgage, as supplemented, and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company’s franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or its successor or successors in said trust or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto The Bank of New York Mellon, as Trustee, and its successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Eighty-second Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if said property had been owned by the Florida Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in said trust under the Mortgage as follows:
ARTICLE I

RELEASE AND DISCHARGE

SECTION 1Upon the transfer, subject to the Lien of the Mortgage, of all or substantially all of the Mortgaged and Pledged Property as an entirety to the Company, as contemplated by the 2015 Transfer Documents, the Predecessor Company shall be released and discharged from all obligations under the Mortgage or any bonds issued thereunder.

ARTICLE II

MISCELLANEOUS PROVISIONS

1.Subject to any amendments provided for in this Eighty-second Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Eighty-second Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

2.The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore amended, set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighty-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Eighty-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Eighty-second Supplemental Indenture.
3.Whenever in this Eighty-second Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all covenants and agreements in this Eighty-second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

4.Nothing in this Eighty-second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Eighty-second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Eighty-second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

5.It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Eighty-second Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that, so far as the said Louisiana property is concerned, this Eighty-second Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustee herein named is named as mortgagee and pledgee in trust for the benefit of itself and of all present and future holders of bonds and coupons issued and to be issued under the Mortgage, and is irrevocably appointed special agent and representative of the holders of the bonds and coupons issued and to be issued under the Mortgage and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

6.This Eighty-second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, ENTERGY LOUISIANA, LLC has caused its company name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its company seal to be attested by its Secretary or one of its Assistant Secretaries, for and in its behalf, and THE BANK OF NEW YORK MELLON, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, Senior Associates or Associates and its corporate seal to be attested by one of its Vice Presidents, Senior Associates or Associates, all as of the day and year first above written.

ENTERGY LOUISIANA, LLC By: /s/ Steven C. McNeal Name:Steven C. McNeal Title:Vice President and Treasurer
Attest: By: /s/ Dawn A. Balash Name: Dawn A. Balash Title: Assistant Secretary
Executed, sealed and delivered by ENTERGY LOUISIANA, LLC in the presence of: /s/ Leah W. Dawsey Name: Leah W. Dawsey /s/ Mary Beth Rose Name: Mary Beth Rose

THE BANK OF NEW YORK MELLON As Successor Trustee By: /s/ Francine Kincaid Name: Francine Kincaid Title:Vice President
Attest: By: /s/ Thomas Hacker Name: Thomas Hacker Title: Vice President
Executed, sealed and delivered by THE BANK OF NEW YORK MELLON in the presence of: /s/ Stacey Poindexter Name: Stacey Poindexter /s/ Ignazio Tamburello Name: Ignazio Tamburello

STATE OF LOUISIANA
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PARISH OF ORLEANS
On this 14th day of September, 2015, before me appeared STEVEN C. MCNEAL, to me personally known, who, being by me duly sworn, did say that he is Vice President and Treasurer of ENTERGY LOUISIANA, LLC, and that the seal affixed to the above instrument is the seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said STEVEN C. MCNEAL, acknowledged said instrument to be the free act and deed of said entity.
On this 14th day of September, 2015, before me personally came STEVEN C. MCNEAL, to me known, who, being by me duly sworn, did depose and say that he resides at 8043 Winner’s Circle, Mandeville, Louisiana 70448; that he is Vice President and Treasurer of ENTERGY LOUISIANA, LLC, one of the entities described in and which executed the above instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such seal, that it was so affixed by order of the Board of Directors of said entity, and that he signed his name thereto by like order.

/s/ Jennifer B. Favalora Notary Public Name: Jennifer B. Favalora Notary ID Number 57639 My commission expires: at my death

STATE OF NEW YORK
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COUNTY OF NEW YORK
On the 16th day of September, 2015, before me appeared Francine Kincaid to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that she is a Vice President of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said Vice President acknowledged said instrument to be the free act and deed of said entity.
On the 16th day of September, 2015, before me personally came Thomas Hacker, to me known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did depose and say that he resides in New York; that he is a Vice President of THE BANK OF NEW YORK MELLON, one of the entities described in and which executed the above instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such seal, that it was so affixed by order of the Board of Directors of said entity, and that he signed his name thereto by like order.

/s/ Christopher J. Traina Christopher J. Traina Notary Public - State of New York No. 01TR6297825 Qualified in Queens County My Commission Expires March 03, 2018 Certified in New York County